Exhibit 99.01

Immersion Names Nancy Erba as Chief Financial Officer

San Jose, Calif., Sept. 7, 2016 - Immersion Corp. (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today announced the appointment of Nancy Erba as Chief Financial Officer, effective Sept. 7, 2016.
Ms. Erba was most recently Vice President of Finance, Corporate Financial Planning and Analysis at Seagate, the global leader of storage solutions. During her 22-year tenure with Seagate, Ms. Erba held Vice President positions in Corporate Development, Business Operations and Planning, and Finance. As Vice President, Finance and Division CFO for Seagate’s Consumer Solutions Division, she built a global finance team that drove revenue planning for its $800M retail business. As Vice President Finance & Division CFO for Strategic Growth Initiatives, she directed all financial functions for their Cloud Systems and Solutions, Electronic Solutions and Mobility businesses, integrating M&A transactions valued at over $750M. In her most recent role, Ms. Erba focused on driving growth initiatives, analytics and resource planning as part of the global executive team. Prior to joining Seagate, she was a Treasury Analyst at Borland International. Ms. Erba holds a Bachelor’s Degree in mathematics from Smith College and a MBA from Baylor University.
“Nancy’s broad financial experience, operational partnering and leadership skills make her uniquely qualified to lead our finance team” commented Victor Viegas, President and CEO of Immersion. “Her ability to work across executive teams to drive growth and provide financial counsel will be critical as we continue to expand our licensing business and capitalize on new market opportunities. She will be a valued addition to our executive team”.
Ms. Erba commented “It’s a privilege to be joining Immersion and to lead their finance organization as they continue to build and protect customer value and bring new haptic solutions to market. Immersion is an innovative company with a unique vision, and I look forward to being part of the company’s growth”.
About Immersion (www.immersion.com)
Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. With more than 2,200 issued or pending patents, Immersion's technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, advertising, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.

Forward-looking Statements

This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, statements regarding Ms. Erba’s potential impact and value to Immersion.

Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business, which include, but are not limited to: delay in or failure to achieve adoption and incorporation of haptic touch feedback in mobile devices; unanticipated difficulties and challenges encountered in implementation efforts by Immersion's licensees; adverse outcomes in any future intellectual property-related litigation and the costs related thereto; the effects of the current macroeconomic climate; and lack of market demand for Immersion's technologies, including technologies related to mobile devices. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion's most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion's beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

(IMMR - C)

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